Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hoku Scientific, Inc.

We consent to the use of our report dated April 18, 2005, except as to the second paragraph of note 7(b) and the eighth paragraph of note 7(d), which are as of July 12, 2005, with respect to the statements of operations, stockholders’ equity and comprehensive loss and cash flows of Hoku Scientific, Inc. for the year ended March 31, 2005, incorporated herein by reference.

/s/ KPMG LLP

Honolulu, Hawaii

July 10, 2007